Exhibit 99.1

Tidewater Declares Quarterly Dividend on Common Stock

NEW ORLEANS, January 20, 2011 – Tidewater Inc. (NYSE: TDW) announced that its Board of Directors declared on January 20, 2011, a quarterly dividend of $.25 per share on Tidewater’s approximately 51.4 million shares of common stock outstanding.

The dividend is payable March 15, 2011, to shareholders of record on March 4, 2011.

Tidewater Inc. owns 384 vessels, the world’s largest fleet of vessels serving the global offshore energy industry.

CONTACT: Tidewater Inc., New Orleans

Joe Bennett, Executive Vice President and Chief Investor Relations Officer

504-566-4506

SOURCE: Tidewater Inc.

1